4

                              UNITED STATES

                   SECURITITES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549


                                FORM 8-K

                             CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) November 5, 2002


                     Broadway Financial Corporation
         (Exact name of registrant as specified in its charter)

                           Delaware 95-4547287
       (State of Incorporation) (IRS Employer Identification No.)

         4800 Wilshire Boulevard, Los Angeles, California 90010
                (Address of Principal Executive Offices)

                             (323) 634-1700
            (Issuer's Telephone Number, Including Area Code)


                             NOT APPLICABLE
      (Former name or former address, if changed since last report)

Item 5.   Other Events

          See Press Release on announcement of stock split and increase in cash dividend.


Item 7.   Financial Statements and Exhibits

          (c)     Exhibits

                  See Exhibit Index included herewith




                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                     BROADWAY FINANCIAL CORPORATION
                     ------------------------------
                               (Registrant)


Date:  November 5, 2002          /s/  Alvin D. Kang
                                ----------------------------------
                                      (Signature)

                                Name:  Alvin D. Kang
                                       Chief Financial Officer

                                  EXHIBIT INDEX



  Exhibit No.                 Exhibit               Page No.
  -----------                 -------               --------
     99.1                  Press Release                4

News Release

FOR IMMEDIATE RELEASE            Contact:     Paul C. Hudson, President/CEO
                                              Alvin D. Kang, CFO
                                              (323) 634-1700
                                              www.broadwayfed.com



                    BROADWAY FINANCIAL CORPORATION ANNOUNCES
                    STOCK SPLIT AND INCREASE IN CASH DIVIDEND

LOS ANGELES, CA - (BUSINESS WIRE) - November 5, 2002 - Broadway Financial Corporation ("Company") (NASDAQ Small-Cap: BYFC), the holding company of Broadway Federal Bank, f.s.b. ("Bank"), today announced a two-for-one stock split in the form of a stock dividend on each outstanding share of common stock. The dividend will be payable on November 30, 2002 to stockholders of record as of November 15, 2002.

The Company also announced its intention to increase the quarterly cash dividend on its common stock from $0.05 per share to $0.075 per share. The record date and the payment date for the next quarterly dividend have not been determined.

The Bank is a community-oriented savings bank, which primarily originates residential mortgage loans and accepts deposits in the geographic areas known as Mid-City and South Central Los Angeles. The Bank operates four full service branches, three in the city of Los Angeles, and one in the nearby city of Inglewood, California.

Shareholders, analysts and others seeking information about the Company or the Bank are invited to write to: Broadway Financial Corporation, Investor Relations, 4800 Wilshire Blvd., Los Angeles, CA 90010, or visit our website at www.broadwayfed.com.